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                                                 Amy R. Doberman
                                                 Counsel
                                                 Portfolio Partners Inc.
                                                 (860) 273-1409
                                                 Fax: (860) 273-9407

July 31, 1997

U.S. Securities and Exchange Commission
450 Fifth  Street, N.W.
Washington, D.C. 20549

Re: Portfolio Partners, Inc.
    Registration Statement on Form N-1A

Dear Sir:

The undersigned serves as counsel to Portfolio Partners, Inc., a Maryland corporation (the "Company"). It is my understanding that the Company has registered an indefinite number of shares of beneficial interest under the Securities Act of 1933 (the "1933 Act") pursuant to Rule 24f-2 under the Investment Company Act of 1940 (the "1940 Act").

Insofar as it relates or pertains to the Company, I have reviewed the prospectus and the Company's Registration Statement on Form N-1A filed with the Securities and Exchange Commission under the Securities Act and the Investment Company Act, pursuant to which the Shares will be sold (the "Registration Statement"). I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents and other instruments I have deemed necessary or appropriate for the purpose of this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Maryland and the District of Columbia. My opinion herein as to Maryland law is based upon a limited inquiry thereof that I have deemed appropriate under the circumstances.

Based upon the foregoing, and assuming the securities are issued and sold in accordance with the provisions of the Company's Articles of Incorporation and the Registration Statement, I am of the opinion that the securities will when sold be legally issued, fully paid and nonassessable.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Amy R. Doberman

Amy R. Doberman
Counsel